Form S-3

Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement”) is made and entered into as of August 24, 2018 by and between Nutanix, Inc., a Delaware corporation (“Acquiror”), certain Holders (as defined below) listed on Schedule 1 hereto who are being issued shares of Acquiror Common Stock pursuant to the Merger Agreement (as defined below) and Mainframe2, Inc., a Delaware corporation (the “Company”), for the benefit of the remaining Holders not party hereto. This Agreement shall become effective at, and is contingent upon, the Effective Time.
W I T N E S S E T H
WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of August 2, 2018 (as may be amended, supplemented or modified from time to time, the “Merger Agreement”), by and among Acquiror, Foto Merger Corp., a Delaware corporation and wholly-owned subsidiary of Acquiror (“Merger Sub”), the Company and Fortis Advisors LLC, a Delaware limited liability company, as Securityholders’ Agent, Acquiror will acquire the Company through the statutory merger of Merger Sub with and into the Company, pursuant to which the Company will be the surviving corporation and become a wholly-owned subsidiary of Acquiror (the “Merger”).
WHEREAS, as a result of the Merger, all of the capital stock of the Company will be cancelled and terminated and converted into the right to receive the consideration set forth in the Merger Agreement.
WHEREAS, as a condition and inducement to the willingness of the Company to enter into the Merger Agreement, the Company has required that Acquiror enter into this Agreement.
WHEREAS, in order to induce the Company to consummate the Merger and the other transactions contemplated by the Merger Agreement, Acquiror is willing to enter into this Agreement.
AGREEMENT
NOW, THEREFORE, for valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following capitalized terms shall have the respective meanings below:

(a)“Available” means, with respect to a Registration Statement, that such Registration Statement is effective and there is no stop order with respect thereto and such Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such that such Registration Statement will be available for the resale of Registrable Securities.

(b)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(c)“Form S-3” means a registration statement on Form S-3 promulgated by the SEC under the Securities Act, as such form is in effect on the date hereof, or any successor or replacement form of registration statement promulgated by the SEC under the Securities Act from and after the date hereof, in any such case which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by Acquiror with the SEC.

(d) “Holder” means a Company Stockholder to whom shares of Acquiror Common Stock are issued in the Merger pursuant to the Merger Agreement or a transferee to whom registration rights granted under this Agreement are assigned pursuant to Section 6 hereof.

(e)“Registrable Securities” means, (i) for each Holder, its Subject Securities, and (ii) for all Holders, the sum of the Subject Securities held by them as a group; provided, however, that the Subject Securities held by a particular Holder shall cease to be Registrable Securities (x) after the Registration Statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with the Registration Statement and with Section 2 hereof, or (y) at such time as such Holder is eligible to sell such securities in compliance with Rule 144 promulgated by the SEC under the Securities Act without any limitation as to volume or manner of sale; provided further, that Registrable Securities held by the Holdback Employees and US VC Partners, L.P., respectively, may not be sold under the Registration Statement by such Holders so long as such Registrable Securities remain subject to the Employee Holdback Agreement and Restriction Agreement, respectively.

(f)“Securities Act” means the Securities Act of 1933, as amended.

(g)“SEC” means the United States Securities and Exchange Commission.

(h)“Subject Securities” means for each Holder, (i) the number of shares of Acquiror Common Stock issuable to such Holder in the Merger at the Effective Time pursuant to the Merger Agreement (including any shares of Acquiror Common Stock subject to the Employee Holdback Agreements and the Restriction Agreement, but excluding any shares of Acquiror Common Stock issued after the date the Registration Statement is filed with the SEC) and (ii) any securities issued as (or issuable upon the conversion, exercise or exchange of any warrant, right or other security that is issued as) a dividend, stock split, combination or any reclassification, recapitalization, merger, consolidation, exchange or any other distribution or reorganization with respect to, or in exchange for, or in replacement of, the securities referenced in clause (i) above.

2.Registration of Offers and Sales of Registrable Securities.

(a)No later than the fifth Business Day following the date on which Acquiror files its Annual Report on Form 10-K for the fiscal year ended July 31, 2018, Acquiror shall file with the SEC a registration statement (together with the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and material incorporate by reference in such registration statement, the “Registration Statement”) on Form S-3 covering the resale of all Registrable Securities, provided, however, that, Acquiror’s obligation to include the Registrable Securities of any Holder in the Registration Statement shall be expressly conditioned upon Acquiror’s prior receipt of all information and materials regarding such Holder as specified in Section 7, and the taking of all action required to be taken by such Holder.

(b)Notwithstanding Section 2(a), (A)(i) in the event that the filing deadline contemplated by Section 2(a) shall occur during a trading “blackout” period under Acquiror’s securities trading policies, then Acquiror shall not be required to file the Registration Statement contemplated by Section 2(a) until such “blackout” period is no longer applicable, (ii) Acquiror shall not be required to file the Registration Statement contemplated by Section 2(a) if Acquiror, in its reasonable good faith judgment (after consultation with its outside legal advisors), has determined that the offer and sale or other disposition of Registrable Securities pursuant to the Registration Statement would require public disclosure by Acquiror of material nonpublic information that Acquiror is not otherwise obligated to disclose and (iii) Acquiror shall not be deemed to have breached its obligations hereunder if Acquiror shall fail to fulfill its obligations under Section 2(a) at a time when sales of Acquiror Common Stock have been suspended globally under Acquiror’s then effective registration statements or during times when new registration statements are not permitted to be filed under SEC rules, provided, that (x) if Acquiror delays the filing of the Registration Statement pursuant to clauses (i) or (ii) of this Section 2(b)(A), Acquiror shall promptly deliver a written notice to all Holders of Registrable Securities (such delivery shall be made to such Holder’s address set forth opposite each such Holder’s name on the Spreadsheet) signed by an authorized representative of Acquiror certifying that a delay in filing the Registration Statement is necessary because the conditions set forth in the foregoing clause (i) or clause (ii) have been satisfied and stating, if known, the expected duration of the associated delay in filing the Registration Statement, and (y) if Acquiror delays the filing of the Registration Statement pursuant to this Section 2(b)(A), it shall file such Registration Statement as soon as reasonably practicable following the lapsing or expiration of the circumstances that led Acquiror to delay such filing; and (B) in the event that Acquiror has not received the consent of its independent registered public accounting firm or other required consents from auditors to include such firm’s audit report in the Registration Statement, then Acquiror shall not be required to file the Registration Statement contemplated by Section 2(a) until Acquiror shall have received such consents, provided, that (x) Acquiror has used commercially reasonable efforts to obtain such consents, and (y) Acquiror shall file such Registration Statement as soon as reasonably practicable following the receipt of such consent.

(c)Acquiror shall use its commercially reasonable efforts to: (i) to the extent that the Registration Statement is not automatically effective upon filing with the SEC, cause the Registration Statement to be declared effective as promptly as reasonably practicable after the filing thereof with the SEC (and shall request acceleration of effectiveness of the Registration Statement by the SEC no later than the end of the second (2nd) Business Day after receiving notice from the SEC that it will not review the Registration Statement or that any SEC comments have been resolved to the satisfaction of the SEC), and keep the Registration Statement continuously effective until the earlier to occur of (A) the date on which all Registrable Securities included in the Registration Statement have been sold pursuant to an effective Registration Statement or otherwise, and (B) the six-month anniversary of the Closing Date (such earlier date, the “Registration Termination Date”); (ii) prepare and file with the SEC such amendments to the Registration Statement and amendments or supplements to the prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously available and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities included in the Registration Statement; (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold by such Holder thereunder, but only while Acquiror shall be required under the provisions hereof to cause the Registration Statement to remain effective; (iv) register or qualify the Registrable Securities covered by the Registration Statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request and keep each such registration or qualification effective until the Registration Termination Date; provided, however, that Acquiror shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified or is not otherwise subject to a general consent for service of process; (v) cause all of the Registrable Securities to be listed on the

NASDAQ Exchange; and (vi) notify each Holder, promptly after it shall receive notice thereof, of (A) the date and time the Registration Statement and each post-effective amendment thereto shall have become or been declared effective or an amendment or supplement to any prospectus forming a part of the Registration Statement shall have been filed with the SEC, (B) the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings by any person for that purpose, (C) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose and (D) upon the happening of any event that causes the Registration Statement not to be Available (provided, however, that Acquiror shall not be obligated to describe the underlying facts and circumstances that have caused the Registration Statement not to be Available).

3.Suspension of Offers and Sales of Registrable Securities under Registration Statement. At any time from and after the effective date of the Registration Statement, Acquiror may restrict offers and sales or other dispositions of Registrable Securities under the Registration Statement, and a Holder will not be able to offer or sell or otherwise dispose of Registrable Securities thereunder, in the event that (i) Acquiror, in its reasonable good faith judgment, has determined that the offer and sale or other disposition of Registrable Securities would require public disclosure by Acquiror of material nonpublic information that (x) is not included in the Registration Statement and (y) is not otherwise then required to be disclosed to the public, and that immediate disclosure of such material nonpublic information would be detrimental to Acquiror (as determined by Acquiror in its reasonable good faith judgment following consultation with its outside legal advisors) and (ii) Acquiror delivers a written notice (a “Suspension Notice”) to all Holders of Registrable Securities (such delivery shall be made to such Holder’s address set forth opposite each such Holder’s name on the Spreadsheet) signed by an authorized representative of Acquiror certifying that a delay in the offer and sale or other disposition of Registrable Securities is necessary because the conditions set forth in the foregoing clause (i) have been satisfied and stating, if known, the expected duration of the associated suspension of sales under the Registration Statement; provided, however, Acquiror may not suspend offers and sales or other dispositions of Registrable Securities pursuant to this Section 3 prior to the Registration Termination Date more than once or for more than sixty (60) days in the aggregate. Promptly following the cessation or discontinuance of the facts and circumstances forming the basis for any Suspension Notice, Acquiror shall amend the Registration Statement and/or amend or supplement the related prospectus included therein to the extent necessary, and take all other actions reasonably necessary, to allow the offer and sale or other disposition of Registrable Securities to recommence as promptly as possible, and promptly notify all Holders of Registrable Securities in writing when such offers and sales or other dispositions of Registrable Securities under the Registration Statement may recommence. Upon receipt of a Suspension Notice, Holders shall immediately suspend their use of the Registration Statement and any prospectus included therein or forming a part thereof to offer and sell or otherwise dispose of Registrable Securities, and shall not offer or sell or otherwise dispose of Registrable Securities under the Registration Statement or any prospectus included therein or forming a part thereof until receipt of a notice from Acquiror pursuant to the preceding sentence that offers and sales or other dispositions of Registrable Securities may recommence. Holders shall keep the fact that Acquiror has delivered a Suspension Notice and any non-public information provided by Acquiror in connection therewith confidential, shall not disclose or reveal the Suspension Notice or any such information to any person or entity and shall not use such information for securities trading or any other purpose.

4.Fees and Expenses. All of the out-of-pocket expenses incurred in connection with any registration of Registrable Securities pursuant to this Agreement, including all SEC fees, blue sky registration and filing fees, NASDAQ Stock Market notices and filing fees, printing fees and expenses, transfer agents’ and registrars’ fees and expenses and all reasonable fees and expenses of Acquiror’s outside counsel and independent accountants shall be paid by Acquiror. Acquiror shall not be responsible for any legal fees for any Holder or any selling expenses of any Holder (including any broker’s fees or commissions).

5.Indemnification.

(a)To the extent permitted by law, Acquiror shall indemnify and hold harmless each Holder, each of its directors, officers, employees and other agents and representatives, each person controlling such Holder within the meaning of Section 15 of the Securities Act, and such Holder’s legal counsel and independent accountants (each, a “Seller Indemnified Party”), with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, from and against all losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, the prospectus forming a part thereof or included therein, and any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Acquiror of any rule or regulation promulgated under the Securities Act, the Exchange Act or state securities laws applicable to Acquiror in connection with any such registration, qualification or compliance, and Acquiror shall reimburse each Seller Indemnified Party for any legal and any other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating, preparing or defending any lawsuit, claim or action relating thereto; provided, however, that Acquiror shall not be required to indemnify, or otherwise be liable to, any Seller Indemnified Party to the extent that any such loss, damage, liability or expense arises out of, or is based on, (i) any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished by or on behalf of any Seller Indemnified Party to Acquiror specifically for use therein, or (ii) the failure of any Seller Indemnified Party to comply with its covenants and agreements hereunder.

(b)To the extent permitted by law, if Registrable Securities held by a Holder are included in the securities as to which such registration, qualification or compliance is being effected, such Holder shall indemnify and hold harmless Acquiror, each of its directors, officers, employees and other agents and representatives, each person controlling Acquiror within the meaning of Section 15 of the Securities Act, and Acquiror’s legal counsel and independent accountants, as well as each other Holder, each of such other Holder’s directors, officers, employees and other agents and representatives, each person controlling such other Holder within the meaning of Section 15 of the Securities Act, and such other Holder’s legal counsel and independent accountants (each a “Acquiror Indemnified Party”), from and against all losses, damages and liabilities (or actions in respect thereof) arising out of, or based on, any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, the prospectus forming a part thereof or included therein, and any amendment or supplement thereto, incident to any such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act, the Exchange Act or state securities laws applicable to such Holder in connection with any such registration, qualification or compliance, and such Holder shall reimburse each Acquiror Indemnified Party for any legal or any other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such lawsuit, claim or action relating thereto, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Acquiror specifically for use therein; provided, however, that in the event that, with respect to a lawsuit, claim or action as to which the Acquiror Indemnified Party may seek indemnification hereunder, the Indemnifying Party does not assume the defense of such lawsuit, claim or action pursuant to subsection 5(c), the indemnity agreement contained in this Section 5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that in no event shall the aggregate obligations under this subsection 5(b) and subsection 5(d) below exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

(c)Each party entitled to indemnification under this Section 5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has written notice of any lawsuit, claim or action as to which indemnity may be sought hereunder, and shall permit the Indemnifying Party to assume the defense of any such lawsuit, claim or action; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, delayed or conditioned), and the Indemnified Party may participate in such defense at such party’s expense, and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent, but only to the extent, that the Indemnifying Party’s ability to defend against such claim or litigation is materially and adversely impacted by the failure to give such notice. No Indemnifying Party, in the defense of any such lawsuit, claim or action shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such lawsuit, claim or action.

(d)If the indemnification required by this Section 5 from the Indemnifying Party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect relative fault of the Indemnified and Indemnifying Parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. Acquiror and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 5(d).

(e)The obligations of Acquiror and each Holder under this Section 5 shall survive the completion of any offering and sale or other disposition of Registrable Securities in the Registration Statement filed with the SEC pursuant to this Agreement until the expiration of any statute of limitations relating to the subject matter of this Section 5.

6.Limitation on Assignment of Registration Rights. The rights of each Holder under this Agreement may not be assigned by a Holder to any other Person unless such a transfer is pursuant to a transfer of Registrable Securities (i) by will or intestate succession, (ii) to a trust upon death, (iii) to an Affiliate or an affiliated fund or entity of such Holder (provided that there is no change in beneficial ownership), which means with respect to a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company or (iv) with the prior written consent of Acquiror, provided, however, that in accordance with the terms and conditions of the Restriction Agreement, US VC, L.P. may not assign its rights under this Agreement to any Person during the Restricted Period (as defined therein). Prior to a permitted transfer of rights under this Agreement (or, with respect to assignments contemplated by clauses (i) and (ii) of the prior sentence, within a reasonable time following such assignment), Holder must furnish Acquiror with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to Acquiror by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby. No transfer of rights under this Agreement shall be permitted if, immediately following such transfer, the offer and sale or other disposition of Registrable Securities by the transferee is not restricted under the Securities Act.

7.Information by Holder. Any Holder of Registrable Securities to be included in the Registration Statement shall furnish to Acquiror such information regarding such Holder, the Registrable Securities held by such Holder and the offer and sale or other distribution proposed by such Holder as Acquiror may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance contemplated by this Agreement (including, for the avoidance of doubt, as may be required under applicable Legal Requirements in order to permit Acquiror to comply with all applicable requirements of the Securities Act and the Exchange Act in connection with the registration of all Registrable Securities of such Holder under the Securities Act). Upon any disposal of Registrable Securities under the Registration Statement by a Holder, such Holder shall deliver to Acquiror a notice of transfer certifying such disposition and acknowledging compliance with the prospectus delivery requirements of the Securities Act in connection therewith.

8.Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

9.Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be made and given in compliance with the provisions of Section 9.1 of the Merger Agreement and, if to a Holder, to such Holder’s address set forth opposite each such Holder’s name on the Spreadsheet.

10.Amendment of this Agreement. This Agreement may be amended only by the Holders of a majority of the Registrable Securities at the time outstanding, with the prior written consent of Acquiror.

11.Governing Law. This Agreement shall be governed by and construed in accordance with the Legal Requirements of the State of Delaware without reference to such state’s principles of conflicts of law.

12.Exclusive Jurisdiction. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (or, in the case of a federal claim as to which federal courts have exclusive jurisdiction, the Federal Court of the United States of America) in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the Legal Requirements of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process. Each party agrees not to commence any legal proceedings related hereto except in such courts.

13.Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, THE COMPANY RELATED AGREEMENTS, THE MERGER OR THE OTHER TRANSACTIONS, OR THE ACTIONS OF ANY PERSON ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THE NEGOTIATION, ADMINISTRATION, EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR THE COMPANY RELATED AGREEMENTS.

14.Entire Agreement. This Agreement and the documents and instruments and other agreements specifically referred to herein, including the Merger Agreement (and the documents, instruments and other agreements contemplated thereby), or delivered pursuant hereto constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

15.Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto shall use all reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

16.Successors and Assigns. Subject to the provisions of Section 6, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

17.Third-Party Beneficiaries. The holders of the Registrable Securities (and the Securityholders’ Agent on their behalf) are intended third-party beneficiaries of this Agreement and shall be entitled to enforce this Agreement against the undersigned in accordance with its terms.

18.Specific Performance and Other Remedies.

(a)The parties to this Agreement agree that, in the event of any breach or threatened breach by the other party or parties hereto, or any Holder of any covenant, obligation or other agreement set forth in this Agreement or any Company Related Agreement, as the case may be, (i) each party hereto shall be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it), to an order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other agreement and an injunction preventing or restraining such breach or threatened breach, and (ii) no party hereto shall be required to provide or post any bond or other security or collateral in connection with any such order or injunction or in connection with any related action or legal proceeding.

(b)Any and all remedies herein expressly conferred herein upon a party hereto shall be deemed to be cumulative with, and not exclusive of, any other remedy conferred hereby, or by law or in equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy.

19.Rules of Construction.  The parties hereto have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, hereby waive, with respect to this Agreement, each Schedule and each Exhibit, if any, attached hereto, the application of any Legal Requirement or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

20.Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be an original, but all of which shall be considered one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manners and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.

21.Termination. This Agreement shall terminate and cease to be of any force and effect upon the earliest of (i) termination of the Merger Agreement and (ii) the Registration Termination Date. For clarity, the obligations under Section 4, Section 5 and Sections 9 through this Section 21 will survive any termination of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NUTANIX, INC.

By:     /s/ Tyler Wall
Name: Tyler Wall
Title: Chief Legal Officer

MAINFRAME2, INC.

By:     /s/ Nikola Bozinovic
Name: Nikola Bozinovic
Title: Chief Executive Officer

HOLDERS

By:     /s/ [Holders listed on Schedule1]
Name:
Title:

SCHEDULE 1
Holders Party to Registration Rights Agreement

1.	2007 Barkhordar Family Trust

2.	Aleksandar Mijalkovic

3.	Andrew Harman

4.	Bain Capital Venture Fund 2014, L.P.

5.	BCIP Venture Associates

6.	BCIP Venture Associates-B

7.	Chris Barber

8.	Danis Yadegar

9.	Darko Ilic

10.	David Horvath

11.	Eric Ahroon

12.	In-Q-Tel, Inc.

13.	Ivan Vuckovic

14.	Jon Peddie

15.	Lane Scott Holdings Trust

16.	M. T. Land Corp., Inc.

17.	Matthew Mochary

18.	Microsoft Global Finance

19.	Mirjana Sasa

20.	Mochary Capital Partners 1, LLC

21.	Mortazavi Family Trust

22.	Nikola Bozinovic

23.	Peter Thorp

24.	Randolph Carsten Puls

25.	Ronald M. Karp

26.	SQN VIP GP, LLC

27.	The Brown Family Revocable Living Trust

28.	The Brown Family Trust

29.	The Keller Downing Family Trust

30.	US VC Partners, L.P.

31.	Vladeta Marjanovic

32.	Zachary Menegakis